FIRST AMENDMENT AND RESTATEMENT
                                     OF THE
                              SPARTECH CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


    WHEREAS, Spartech adopted its Non-Qualified Deferred Compensation Plan effective January 1, 1994, to provide certain employees with additional retirement benefits through the Plan, in order to encourage their continued employment with Spartech; and

    WHEREAS, this amendment and restatement of the Plan has been approved by the Board;

    NOW, THEREFORE, the Plan is amended and restated to read as follows, effective January 1, 2000:

    Article 1.  Definitions.

    "Account" or "Deferred Compensation Account" means an account established for a Participant pursuant to Section 4.1, or the balance thereof, according to the context.

    "Affiliated Company" means any corporation which is a member of the controlled group of corporations of which Spartech is a member, as determined by
Section 1563(a) of the Code, without regard to Sections 1563(a)(4) and (4)(3)(C) of the Code.

    "Beneficiary" means any person, corporation or trust last designated by a Participant in writing to receive benefits provided under the Plan. Provided, that if a designation is not made or cannot be located by the time the payment of Benefits commences, or if the named Beneficiary predeceases the Participant and no contingent Beneficiary has been named, the Beneficiary shall be the Participant's Spouse, if such Spouse survives the Participant; or if the Spouse does not survive the Participant, the Beneficiaries shall be the Participant's descendants (including adopted children), per stirpes; or if no descendants survive the Participant, the Beneficiary shall be the Participant's estate.

    "Benefits" has the meaning given in Section 5.4.

    "Board" means the board of directors of Spartech.

    "Cause" means proven dishonesty or theft, conviction of a felony, habitual drunkenness or drug abuse or material breach of the Participant's employment contract with Spartech or an Affiliated Company; a determination of whether Cause exists in any given situation shall be in the sole discretion of the Board. In addition, termination of the Participant's employment for "cause" either under applicable law or as defined in the Participant's employment contract shall be "Cause" under this Plan.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Compensation" means, with respect to any Active Participant, the total amount shown on Internal Revenue Service Form W-2 for a calendar year as compensation for FICA and Medicare tax purposes.

    "Eligible Employee" means a person who serves as a managerial employee of Spartech or any of its Affiliated Companies.

    "Participant" means an Eligible Employee who has been designated to participate in the Plan and who has executed a Participation Agreement pursuant to Section 2.1. A Participant will be either an "Active Participant" or an "Inactive Participant" as described in Article 2.

    "Permanent Disability" means a physical or mental condition of a Participant resulting from injury, disease, or mental disorder which renders the Participant incapable of continuing his usual and customary employment with Spartech or an Affiliated Company. The disability of a Participant shall be determined by a licensed physician chosen by Spartech. The criteria for such determination shall be applied uniformly to all Participants.

    "Plan" means this Spartech Corporation Non-Qualified Deferred Compensation Plan, as heretofore or hereafter amended and/or restated.

    "Qualifying Period" means a twelve-month period which (i) begins on the date the Participant is employed by Spartech or an Affiliated Company on a permanent, full-time basis or any anniversary thereof, and (ii) ends on or after January 1, 1994.

    "Spartech" means Spartech Corporation, a Delaware corporation, which has adopted the Plan.

    "Spouse" means the person, if any, to whom the Participant is legally married at the time of his death.

    "Termination" has the meaning given in Section 5.3.

    "Trustee" means the person or entity named as trustee under the Trust.

    "Trust" means the Spartech Corporation Non Qualified Deferred Compensation Trust.

    "Vested Percentage" means a percentage determined as set out in Section 5.4.

    "Years of Service" means a whole number determined as set out in Section
5.1.

    Article 2.  Participation In The Plan.

    2.1 Any Eligible Employee may be designated by the Board to become a Participant in the Plan, effective as of the date the Participant becomes an Eligible Employee or such later date as the Board may determine. As a condition of his participation in the Plan, an Eligible Employee so designated must complete and execute a Participation Agreement in the form attached hereto or in such other form as the Board may approve.

    2.2 A Participant will be an Active Participant so long as the Participant is an Eligible Employee or until the Board determines that the Participant shall become an Inactive Participant.

    2.3 A Participant will become an Inactive Participant if and when the Participant ceases to be an Eligible Employee, or upon the Board's determination that the Participant shall become an Inactive Participant. The Board may also determine to redesignate an Inactive Participant as an Active Participant, but such a Participant shall not be entitled to any Benefits which would have accrued during the time he was an Inactive Participant.

    2.4 Upon the Termination of a Participant, the Participant will automatically cease to be a Participant unless the Board determines that he may continue as an Inactive Participant for such period of time as the Board may determine in its sole discretion. No person may be an Active Participant after his Termination.

    2.5 Each Participant shall advise Spartech of his current mailing address and the address of his Beneficiary, and shall notify Spartech promptly of any change of address. In the absence of such notice, Spartech shall be entitled, for all purposes, to rely on the last known address of the Participant or Beneficiary.

    Article 3.  Contributions and Funding.

    3.1 Spartech shall contribute to the Deferred Compensation Account of each Active Participant no later than December 31 of each calendar year an amount equal to 10% of the Participant's Compensation for the immediately preceding calendar year (e.g. contributions for 2004 shall be based on 2003 Compensation and shall be made no later than December 31, 2004). For purposes of this paragraph, a Participant's Compensation for any such year in excess of $150,000 shall be disregarded. However, beginning with the contributions to be made by December 31, 2004 based on compensation for calendar year 2003, the number in the preceding sentence shall be increased to $300,000.

    3.2 Forfeitures of funded Accounts arising under Section 5.5 or Section 6.2 shall be credited to the Accounts of the remaining Active Participants in proportion to their respective balances. Spartech's obligation to make contributions to a Participant's Account in a calendar year shall be reduced by the amount of any allocations to the Participant's Account in that year as a result of such forfeitures.

    3.3 Unless otherwise approved by the Board, Spartech shall not be required to make any contribution to the Deferred Compensation Account of an Inactive Participant, including contributions for years ended while the person was an Active Participant which are not yet due at the time the person becomes an Inactive participant. Unless otherwise approved by the Board, Spartech shall not be required to make any contribution to the Deferred Compensation Account of a Participant after his Termination, including contributions for years ended before the Termination which are not yet due at the time of the Termination.

    3.4 Contributions by Participants are neither required nor permitted under the Plan.

    3.5 Unless otherwise expressly directed by the Board, Spartech shall contribute any funding under the Plan to the Trust.

    3.6 The determination of the Board as whether to fund the Plan in advance or as benefits are due, and if in advance, the amount thereof, shall be conclusive and binding upon all parties in interest.

    Article 4.  Participant Accounts.

    4.1 The Board shall establish a Deferred Compensation Account for each Participant.

    4.2 A Participant's Account shall be invested in such investments as Spartech shall determine in its discretion. Spartech may, but shall not be required to, permit Participants to determine in full or in part how the Participant's Account shall be invested, but only to the extent deemed appropriate by Spartech in its sole discretion and from among such investment alternatives as are deemed appropriate by Spartech in its sole discretion. Spartech shall have no liability whatsoever to any Participant for the investment results of the Participant's Account.

    4.3 To the extent the Plan is funded either through investments owned by Spartech which are reserved for funding of the Plan or through the Trust, Deferred Compensation Accounts shall be adjusted as of each December 31 to reflect increases or decreases as a result of the investment experience of the Plan for that year. Any increase or decrease shall be allocated among the Deferred Compensation Accounts based upon the value of each such Account in proportion to the value of all Deferred Compensation Accounts, appropriately adjusted to reflect additions to, charges against or distributions from the Account.

    4.4 If a life insurance contract is purchased on the life of a Participant for purposes of funding his Benefits under the Plan, such contract shall be credited directly to the Deferred Compensation Account of the insured Participant. In that event, the value of the Participant's Deferred Compensation Account shall be reduced by the value of the life insurance contract for purposes of the annual increases or decreases under Section 4.3. Death benefits paid pursuant to a life insurance contract shall be credited directly to the Deferred Compensation Account of the Participant whose life is insured under such contract.

    4.5 Spartech may deduct from a Participant's Account any taxes required to be withheld as a result of contributions, Benefits, vesting increases or other events under the Plan.

    4.6 The annual accounting period for the Plan shall be the calendar year.

    Article 5.  Accrual and Payment of Benefits.

    5.1 A Participant will accrue one Year of Service for each Qualifying Period during which the Participant (i) is employed by Spartech or an Affiliated Company on a permanent, full-time basis for at least six months and (ii) is a Participant for at least six months. Years of Service need not be accrued in consecutive Qualifying Periods. The Board may also credit a Participant with additional Years of Service in its sole discretion which need not be uniformly exercised. A Termination will not cause the loss of accrued Years of Service but the re-employment of the Participant after a Termination will reset the beginning date of the Participant's Qualifying Period for future Years of Service.

    5.2 In specific cases, the Board may authorize the accrual of Years of Service for Participants who are no longer employed by Spartech but for whom a Termination has not yet occurred.

    5.3 The "Termination" of a Participant will occur when the Participant ceases to be employed by Spartech or any of its Affiliated Companies; except that in specific cases, the Board may defer Termination for a Participant who continues to provide services to Spartech or an Affiliated Company under a consulting or other non-employee service relationship, but in no event may the Participant's Termination occur later than the end of such consulting or other non-employee service relationship.

    5.4 Upon the Termination of a Participant, the value of the Participant's Account (net of any surrender or termination charges) multiplied by the Vested Percentage set out in the following table ("Benefits") will be distributed to the Participant as set out in the following table, unless otherwise expressly agreed to by Spartech and the Participant:

   Reason for     Age At        Vested        When Distributions
  Termination    Terminat     Percentage          Will Commence
                    ion
Cause            Any age   None (0%)         N/A
Death            Any age   100%              Upon collection of
                                             insurance proceeds
Permanent        Any age   100%              As promptly as
Disability                                   practicable after
                                             Termination
Any other        65 or     100%              As promptly as
reason           older                       practicable after
                                             Termination
                 Under 65  10% times Years   As promptly as
                           of Service        practicable after
                           (minimum 10%,     Termination
                           maximum 100%)

    5.5 Upon the Termination of a Participant, any portion of the Participant's Deferred Compensation Account in excess of the Vested Percentage thereof shall be forfeited. If such person is subsequently re-employed and again becomes a Participant, the forfeited amounts will not be restored to the Participant's Deferred Compensation Account, and the Participant will not be permitted to make any payment to Spartech in order to have forfeited or previously paid amounts restored to his Deferred Compensation Account.

    5.6 Except to the extent a Participant's Account is invested in a life insurance policy Spartech may elect to pay the Benefits either by distributing Account investments to the Participant in kind, by liquidating the Account and distributing cash, or partly in each manner.

    5.7 To the extent a Participant's Account is invested in an unmatured life insurance policy, Spartech may elect either to distribute the policy in kind or to surrender the policy and distribute the cash surrender value in cash. Except in the event of the Participant's death, life insurance policies held in a Participant's Account will be valued at their cash surrender value, interpolated terminal reserve value or similar valuation method and not face value, and the Participant will have no right to receive the face amount of the death benefits thereunder.

    5.8 With respect to Benefits other than life insurance proceeds, Spartech may elect to pay the Benefits in either a single payment or in substantially equal monthly, quarterly or annual installments over a period not to exceed five years from the first payment date, but if a Participant dies, whether before payment of such Benefits commences or while he is receiving Benefits, any such remaining Benefits will be paid in a lump sum to the Participant's Beneficiary.

    5.9 In the event of the Participant's death, life insurance proceeds will be payable according to the terms of the policy, and any Benefits represented by collected life insurance proceeds will be payable in a lump sum to the Participant's Beneficiary.

    5.10 Spartech has no obligation to maintain any policy of insurance on the life of a Participant for any period of time either before or after the Participant's Termination; nor shall Spartech have any liability for reimbursement of premiums due to any delay in canceling or surrendering any policy of insurance after a Termination.

    5.11 If, after a Termination, a Participant is re-employed and again is designated to participate in the Plan, any payment of Benefits may be suspended while the person is participating in the Plan and recommence on his subsequent Termination.

    5.12 Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge Spartech and the Board with respect thereto.

    5.13 Neither a Participant nor any other person shall acquire any right, title, expectancy or other interest in or to any amount outstanding to the Participant's credit under the Plan other than upon the actual payment of such portions thereof in accordance with the terms of the Plan. The Plan shall not be deemed to constitute or create a trust, or an escrow agreement or any type of fiduciary relationship between Spartech and a Participant and his Spouse; nor shall the benefits provided herein be deemed in any way to be secured by any particular assets of Spartech. The Participant's interest and that of his Spouse shall be only the unsecured contractual right to receive the benefits provided for herein.

    5.14 No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or change, and any attempt to anticipate, alienate, sell, assign, pledge encumber or change the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If a Participant or Spouse shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or change any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate; and in such event, Spartech may hold or apply the same or any part thereof for the benefit of such Participant or his Spouse at any time and in such proportion as the Board may deem proper.

    5.15 Notwithstanding anything in the Plan apparently to the contrary, assets reserved for the Plan are subject to market risk, and nothing in the Plan constitutes a guarantee that said assets will not lose market value causing the Deferred Compensation Accounts of Participants or Beneficiaries to be reduced.

    Article 6.  Restrictive Covenants.

    6.1 By accepting participation in the Plan, and as a condition of his right to participate in the Plan, each Participant agrees that during the continuance of the Participant's employment relationship with Spartech or an Affiliated Company and for two years following the termination of the Participant's employment with Spartech or an Affiliated Company, regardless of who initiates the termination and regardless of whether the termination is with or without Cause, the Participant will not:

    (i) Directly or indirectly, on his own behalf, or on behalf of any other person, firm, partnership or corporation, transact any business which is the same as or similar to the business then being conducted by Spartech or any Affiliated Company, within a 200 mile radius of any facility owned and/or operated by Spartech or any Affiliated Company, or divert or solicit any of the business of Spartech or any Affiliated Company away from Spartech or the Affiliated Company; or

    (ii) Divulge to others or use for his own benefit or for the benefit of others any confidential information, including correspondence and other records, whether or not reduced to writing, which he may have acquired from Spartech, an Affiliated Company or others by reason of his employment with Spartech or an Affiliated Company; it being expressly understood that all such information, lists, correspondence and other writings are confidential and shall remain the sole property of Spartech or the Affiliated Company, as the case may be, and shall not be removed or transcribed for removal by the Participant upon termination of employment; or

    (iii) Enter into any agreement with or solicit the employment of any employee of Spartech or any Affiliated Company, or directly or indirectly attempt to induce any employee of Spartech or any Affiliated Company to leave Spartech or the Affiliated Company or to take employment with a competitor of Spartech or any Affiliated Company; or

    (iv) Solicit any clients or customers of Spartech or any Affiliated Company or induce or attempt to induce any such clients or customers to terminate or alter their relationship with Spartech or any Affiliated Company.

    6.2 Any violation of the provisions of Section 6.1 by a Participant shall cause a total forfeiture of all rights and payments of Benefits payable under the Plan and the balance of such Participant's Deferred Compensation Account shall be forfeited.

    6.3 Each Participant also agrees that Spartech shall, without prejudice to any other remedies, be entitled to injunctive relief for any breach of Section 6.1.

    Article 7   Administration.

    7.1 The Board shall administer the Plan, and shall have full power and authority to compute the benefits payable to Participants or their Beneficiaries under the Plan and to resolve all questions and issues interpreting the terms and conditions of the Plan. The Board may adopt uniform and nondiscriminatory regulations for the administration of the Plan.

    7.2 The Board shall maintain or cause to be maintained all books of accounts, records or other data as may be necessary or advisable in the Board's judgment for the proper administration of the Plan.

    7.3 The Board may determine the facts required in the administration of the Plan from information certified to the Board by the Secretary of Spartech.

    7.4 Any denial, in whole or in part, by the Board of a claim for benefits under the Plan by a Participant or a Beneficiary shall be by written notice, stating the specific reasons for the denial which must be referable to a particular provision of the Plan, said notice to be delivered or mailed to the Participant or, if no Participant is living, to his Beneficiary. The Board shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied, in whole or in part, for a hearing concerning any decision denying the claim.

    7.5 The Board may delegate any of its duties or responsibilities under the Plan to other individuals, and unless otherwise directed by the Board, the Chief Executive Officer of Spartech shall be the Board's delegate for all purposes hereunder; provided that only the Board may amend or terminate the Plan.

    7.6 If a member of the Board is also a Participant or other Eligible Employee, such Board member shall not participate in any determination reserved to the Board under the Plan to the extent it relates to or would affect such Board member in such capacity.

    Article 8.  Miscellaneous Provisions.

    8.1 The Board reserves the right to amend or terminate the Plan; however, no amendment or termination of the Plan may reduce or cancel the Deferred Compensation Account of a Participant (or the vested interest in such account) existing as of the date of such amendment or termination, nor change the manner or timing of payment of Benefits adversely to a Participant, without the consent of the affected Participant.

    8.2 Construction of the Plan shall be governed by the laws of Missouri.

    8.3 Nothing in the Plan, or any amendment thereto, shall give a Participant, Eligible Employee, Beneficiary, Spouse, employee or other person, a right unless it is specifically provided or is accorded by Spartech pursuant to the Plan. Nothing in the Plan or any amendment thereto shall be construed as giving a Participant the right to remain employed in any capacity by Spartech or an Affiliated Company and all persons shall remain subject to discharge or to changes in status at any time to the same extent as if the Plan had not been adopted.

    8.4 The terms of the Plan shall be binding upon the heirs, executors, administrators, successors, assigns and Beneficiaries of all parties in interest.

    8.5 Terms in the masculine shall be deemed to include the feminine, and terms in the singular shall be deemed to include the plural, and vice versa, wherever the context so admits or requires.

    8.6 The cost of administering the Plan shall be paid by Spartech.

    8.7 The Plan became operative and in effect as of January 1, 1994, and any amendment shall become effective when duly approved by the Board or at such other date as the Board may determine.

    8.8 Headings herein have been inserted for convenience only and shall not affect the meaning or interpretation of the Plan.

    8.9 If any provision of the Plan is found to be invalid, it will not render the remainder of the Plan invalid.

                             PARTICIPATION AGREEMENT

                              SPARTECH CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN



                            , an employee of Spartech Corporation or one of its
subsidiaries, has been selected and is hereby designated as a Participant in the Spartech Corporation Non-Qualified Deferred Compensation Plan, as heretofore or hereafter amended.

    The effective date of the Participant's participation in the Plan is ___________, 20___.

    If you wish to accept the benefits of the Plan and are willing to be bound by its provisions, please execute a copy of this Participation Agreement at the place indicated below.

                                SPARTECH CORPORATION



                                By:





    I hereby accept my designation as a Participant in the Spartech Corporation Non-Qualified Deferred Compensation Plan. I have read the Plan and agree to all of the provisions of the Plan, including (without limitation) the restrictive provisions of Article 6 of the Plan.

    I hereby designate the following person as my Beneficiary under the Plan:

               __________________________________________________
                          (Print Name and Relationship)

    Dated this ____ day of _____________, 20___.




                                        Signature of Participant